Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: June 3, 2021

VEDANTA ASSOCIATES-R, L.P.

By:	Vedanta Partners, LLC, its general partner

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: CEO

VEDANTA ASSOCIATES, L.P.

By:	Vedanta Partners, LLC, its general partner

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: CEO

BETA OPERATORS FUND, L.P.

By:	Vedanta Associates, L.P., its general partner

By:	Vedanta Partners, LLC, its general partner

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: CEO

VEDANTA PARTNERS, LLC

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: CEO

/s/ Parag Saxena
PARAG SAXENA